                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 22, 1997
        ----------------------------------------------------------------


                            UNITED AUTO GROUP, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-12297                22-3086739
-------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                      Identification No.)


  375 Park Avenue, New York, New York                             10152
-------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



                                 (212) 223-3300
                      -----------------------------------
              (Registrant's telephone number, including area code)

                                      N/A
              --------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On April 22, 1997, United Auto Group, Inc. ("UAG") acquired 100% of the capital stock of Gary Hanna Nissan, Inc. ("Hanna"), a Nissan dealership based in Las Vegas, Nevada, for aggregate consideration of $13.7 million. The signing and consummation of the Hanna acquisition were previously disclosed in Current Reports on Form 8-K filed by UAG on March 3, 1997 and May 9, 1997, respectively.

         On May 31, 1997, UAG acquired 100% of the capital stock of the Gene Reed Automotive Group ("Reed"), which operates three General Motors Corporation dealerships located in North Carolina and South Carolina, for aggregate consideration of approximately $34.0 million. The signing and consummation of the Reed acquisition were previously disclosed in Current Reports on Form 8-K filed by UAG on April 21, 1997 and July 15, 1997, respectively.

         Although the business of neither Hanna nor Reed is individually "significant" (as defined in Section 11-01(b) of Regulation S-X), UAG is filing this Current Report for the purpose of furnishing the financial statements of Hanna and Reed pursuant to Section 3.05 (b)(2)(i) of Regulation S-X.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired:

                 HANNA

               Balance Sheets as of December 31, 1996 and March 31, 1997, Statements of Income for the year ended December 31, 1996 and the three months ended March 31, 1997 and 1996, Statements of Stockholder's Equity for the year ended December 31, 1996 and the three months ended March 31, 1997, Statements of Cash Flows for the year ended December 31, 1996 and the three months ended March 31, 1997 and 1996, with notes thereto.

                  REED

               Combined Balance Sheets as of December 31, 1996 and March 31, 1997, Combined Statements of Income for the year ended December 31, 1996 and the three months ended March 31, 1997 and 1996, Combined Statements of Stockholders' Equity for the year ended December 31, 1996 and the three months ended March 31, 1997, Combined Statements of Cash Flows for the year ended December 31, 1996 and the three months ended March 31, 1997 and 1996, with notes thereto.

         (b)   Pro Forma Financial Information: N/A.


         (c)   Exhibits: N/A.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            UNITED AUTO GROUP, INC.


DATE: October 31, 1997                      By: /s/ James R. Davidson
                                               -------------------------
                                               Name:  James R. Davidson
                                               Title: Senior Vice President -
                                                        Finance

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholder
Gary Hanna Nissan, Inc.

We have audited the accompanying balance sheet of Gary Hanna Nissan, Inc. As of December 31, 1996, and the related statements of income, stockholder's equity and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gary Hanna Nissan, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            /s/ Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.

Princeton, New Jersey
June 20, 1997

                            GARY HANNA NISSAN, INC.
                                 Balance Sheets
                 (Dollars in thousands, except per share data)

                                                                 --------------------------
                                                                                (UNAUDITED)
                                                                 DECEMBER 31,    MARCH 31,
                                                                    1996           1997
                                                                 ------------   -----------
                             ASSETS
Current assets:
 Cash                                                                $   --        $   96
 Accounts receivable                                                  2,565         2,635
 Inventories                                                          4,716         5,478
 Other current assets                                                    21            42
                                                                     ------        ------
  Total current assets                                                7,302         8,251
Property and equipment, net                                             157           165
Other assets                                                             82            83
                                                                     ------        ------
  Total assets                                                       $7,541        $8,499
                                                                     ======        ======
              LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
 Floor plan notes payable                                            $4,891        $5,582
 Cash overdraft                                                         383            --
 Accounts payable                                                       716         1,393
 Accrued expenses                                                       416           651
                                                                     ------        ------
  Total current liabilities                                           6,406         7,626
                                                                     ------        ------
Commitments and contingent liabilities
Stockholder's equity:
 Common Stock, no par value, 1,000 shares authorized, 500
  shares issued and outstanding                                          31            31
 Additional paid-in capital                                           1,000         1,000
 Retained earnings (deficit)                                            104          (158)
                                                                     ------        ------
  Total stockholder's equity                                          1,135           873
                                                                     ------        ------
   Total liabilities and stockholder's equity                        $7,541        $8,499
                                                                     ======        ======

                       See Notes to Financial Statements.

                            GARY HANNA NISSAN, INC.
                              STATEMENTS OF INCOME
                             (Dollars in thousands)

                                               ---------------------------------
                                                   YEAR           (UNAUDITED)
                                                   ENDED      THREE MONTHS ENDED
                                               DECEMBER 31,        MARCH 31,
                                                   1996         1997      1996
                                               ------------   --------  --------
Vehicles sales                                    $60,125      $13,472   $13,734
Finance and insurance                               2,484          550       649
Service and parts                                   4,895        1,151     1,147
                                                  -------      -------   -------
  Total revenues                                   67,504       15,173    15,530

Cost of sales, including floor plan interest       58,082       13,016    13,276
                                                  -------      -------   -------
  Gross profit                                      9,422        2,157     2,254
Selling, general and administrative expenses        6,463        1,553     1,594
                                                  -------      -------   -------
  Net income                                       $2,959      $   604   $   660
                                                  =======      =======   =======

                       See Notes to Financial Statements

                            GARY HANNA NISSAN, INC.
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (Dollars in thousands)

                                          ---------------------------------------------------------
                                             COMMON STOCK
                                          ------------------    ADDITIONAL     RETAINED
                                           SHARES    AMOUNT   PAID-IN-CAPITAL  EARNINGS    TOTAL
                                           ------    ------   ---------------  --------    -----
Balances, December 31, 1995                  500      $31         $1,000       $   (65)   $   966
Distributions to stockholder                  --       --             --        (2,790)    (2,790)
Net income for 1996                           --       --             --         2,959      2,959
                                             ---      ---         ------       -------    -------
Balances, December 31, 1996                  500       31          1,000           104      1,135
Distributions to stockholder (unaudited)      --       --             --          (866)      (866)
Net income, for the three months ended
 March 31, 1997 (unaudited)                   --       --             --           604        604
                                             ---      ---         ------       -------    -------
Balances, March 31, 1997 (unaudited)         500      $31         $1,000       $  (158)   $   873
                                             ===      ===         ======       =======    =======

                       See Notes to Financial Statements.

                            GARY HANNA NISSAN, INC.
                            STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                    ---------------------------------
                                                                      (UNAUDITED)
                                                     YEAR ENDED    THREE MONTHS ENDED
                                                    DECEMBER 31,        MARCH 31,
                                                        1996         1997      1996
                                                    ------------   --------  --------
OPERATING ACTIVITIES:
 Net income                                            $ 2,959      $   604   $  660
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                             53           14        6
 Changes in operating assets and liabilities:
  Accounts receivable                                   (1,040)         (70)       3
  Inventories                                              745         (762)    (648)
  Prepaid expenses                                          (7)         (21)     161
  Other assets                                               6           (1)      (5)
  Accounts payable and accrued expenses                    (10)         912      530
  Floor plan notes payable                                (386)         691      638
                                                       -------      -------   ------
   Net cash provided by operating activities             2,320        1,367    1,345
                                                       -------      -------   ------
INVESTING ACTIVITIES:
 Purchases of equipment and leasehold
  improvements                                             (32)         (22)      --
                                                       -------      -------   ------
   Net cash used in investing activities                   (32)         (22)      --
                                                       -------      -------   ------
FINANCING ACTIVITIES:
 Cash overdraft                                            383         (383)      --
 Distributions to stockholder                           (2,790)        (866)    (371)
                                                       -------      -------   ------
   Net cash used in financing activities                (2,407)      (1,249)    (371)
                                                       -------      -------   ------
Net increase (decrease) in cash                           (119)          96      974
Cash, beginning of period                                  119           --      120
                                                       -------      -------   ------
Cash, end of period                                    $    --      $    96   $1,094
                                                       =======      =======   ======
Supplemental cash flow disclosure:
  Interest paid                                        $   499      $   111   $  122
                                                       =======      =======   ======

                       See Notes to Financial Statements.

                            GARY HANNA NISSAN, INC.
         (Information related to the three months ended March 31, 1997 and 1996 is unaudited)
                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1. ORGANIZATION:

Gary Hanna Nissan Inc. (the "Company"), operating in the state of Nevada, is engaged in the sale of new and used vehicles, as well as finance, insurance and service contracts thereon.

The Company's dealership holds a franchise agreement with an automotive manufacturer. In accordance with the franchise agreement, the dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturer to influence the operations of the dealership, or the loss of a franchise agreement, could have a negative impact on the Company's operating results.

2. SUMMARY OF ACCOUNTING POLICIES:

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Statements (Unaudited)

The interim information presented as of March 31, 1997 and for the three month periods ended March 31, 1997 and 1996 is unaudited, but includes all adjustments (consisting only of normal recurring accruals) which the Company believes to be necessary for the fair presentation of results for the periods presented.

Revenue Recognition

Revenue is recognized by the Company when vehicles and parts are delivered to consumers, or when service is performed. Finance and insurance revenues are recognized upon the sale of the finance or insurance contracts.

Inventories

   Inventories are stated at the lower of cost or market, with cost determined by the following methods:

                                   -----------------------
INVENTORY COMPONENT                VALUATION METHOD
-------------------                -----------------------
New vehicles                       Specific identification
Used vehicles                      Specific identification
Parts, accessories, and other      Factory list price

New vehicle and parts are purchased primarily from the related vehicle manufacturer.

                            GARY HANNA NISSAN, INC.
         (Information related to the three months ended March 31, 1997 and 1996 is unaudited)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             (Dollars in Thousands)

2. SUMMARY OF ACCOUNTING POLICIES: (Continued)

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line and accelerated methods. Useful lives for purposes of computing depreciation and amortization are:

Leasehold improvements                   -- Economic life or life of the lease,
                                              whichever is shorter.
Machinery and equipment, furniture and   -- 5 to 7 years
 fixtures, and company vehicles

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All other expenditures are charged to expense as incurred. When equipment is sold or otherwise disposed, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is included in the statement of income.

Reserve for Chargebacks of Finance and Insurance Income

Provisions for chargebacks of finance and insurance income resulting from customer prepayments and repossessions are recorded based on management's estimates and historical experience.

Long-Lived Assets

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" ("SFAS 121") requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. SFAS 121 was adopted in 1996 and did not have an effect on the Company's results of operations, cash flows or financial position.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable, and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate prevailing market value.

Income Taxes

The income taxes on the net earnings of the Company are payable personally by the stockholder pursuant to an election under Subchapter S of the Internal Revenue Code not to have the Company taxed as a corporation. Accordingly, no provision for income taxes has been made in these financial statements.

                            GARY HANNA NISSAN, INC.
         (Information related to the three months ended March 31, 1997 and 1996 is unaudited)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             (Dollars in Thousands)

3. INVENTORIES:

Inventories consisted of the following items:

                               --------------------------
                                              (UNAUDITED)
                               DECEMBER 31,    MARCH 31,
                                   1996          1997
                               ------------   -----------
New vehicles                      $3,011        $4,051
Used vehicles                      1,240         1,011
Parts, accessories and other         465           416
                                  ------        ------
                                  $4,716        $5,478
                                  ======        ======

4. PROPERTY AND EQUIPMENT, NET:

Property and equipment, net consisted of the following items:

                                                  ------------
                                                  DECEMBER 31,
                                                      1996
                                                  ------------
Furniture, fixtures and equipment                    $1,038
Service vehicles                                        140
Leasehold improvements                                  204
                                                     ------
  Total                                               1,382
Less: Accumulated depreciation and amortization       1,225
                                                     ------
   Total property and equipment, net                 $  157
                                                     ======

Depreciation and amortization expense related to property and equipment for the year ended December 31, 1996 was $53.

5. FLOOR PLAN NOTES PAYABLE:

The Company has a "floor plan" agreement with Chrysler Credit Corporation to finance the purchase of their automobile inventory. Interest rates on the floor plan agreements are variable and increase or decrease based on movements in prime or LIBOR borrowing rates.

The floor plan agreements grant a collateral interest in substantially all of the dealerships assets and generally require the repayment of debt after a vehicle's sale.

The weighted average interest rate on floor plan borrowings was approximately 9.0% for the year ended December 31, 1996 and approximately 9.0% at December 31, 1996. Included in floor plan notes payable is a $850 related party note collateralized by used car inventory. Interest expense on this note for the year ending December 31, 1996 amounted to $115 and is included in cost of sales.

                            GARY HANNA NISSAN, INC.
         (Information related to the three months ended March 31, 1997 and 1996 is unaudited)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             (Dollars in Thousands)

6. COMMITMENTS:

The Company leases a building from a related party with a minimum lease term in excess of one year. Rent expense under this agreement was $600 for 1996. Future minimum annual rental payments for this operating lease are as follow for years ending December 31:

        1997                                                   $  600
        1998                                                      600
        1999                                                      600
        2000                                                      600
        2001                                                      250
                                                               ------
        Total                                                  $2,650
                                                               ======

7. SUBSEQUENT EVENTS:

In April 1997, the stockholder of Gary Hanna Nissan Inc. sold 100% of the stock to United Auto Group, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
Gene Reed Automotive Group:

We have audited the accompanying combined balance sheet of Gene Reed Automotive Group as of December 31, 1996, and the related combined statements of income, stockholders' equity and cash flows for the year ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Gene Reed Automotive Group as of December 31, 1996, and the results of its combined operations and its combined cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            /s/ Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.

Charlotte, North Carolina
June 13, 1997

                           GENE REED AUTOMOTIVE GROUP
                            COMBINED BALANCE SHEETS
                 (Dollars in thousands, except per share data)

                                                                --------------------------
                                                                               (UNAUDITED)
                                                                DECEMBER 31,    MARCH 31,
                                                                    1996          1997
                                                                ------------   -----------
                                    ASSETS
Current assets:
 Cash                                                               $ 7,166       $ 9,090
 Accounts receivable                                                  3,805         4,018
 Inventories                                                         14,466        14,263
 Other current assets                                                   350           455
                                                                    -------       -------
  Total current assets                                               25,787        27,826
Property and equipment, net                                           1,140         1,066
Other assets                                                            383           386
                                                                    -------       -------
  Total assets                                                      $27,310       $29,278
                                                                    =======       =======
                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Floor plan notes payable                                           $13,608       $14,374
 Short term debt                                                      8,179         9,047
 Accounts payable                                                     1,133         1,332
 Accrued liabilities                                                  1,649         1,503
 Current portion of deferred revenue                                    398           398
 Current portion of long-term debt                                      101            90
                                                                    -------       -------
  Total current liabilities                                          25,068        26,744
Deferred revenue                                                      1,169         1,169
Long-term debt                                                          283           270
                                                                    -------       -------
  Total liabilities                                                  26,520        28,183
                                                                    -------       -------
Commitments and contingent liabilities
Stockholders' equity:
 Common Stock, $1 par value, 200,000 shares authorized,
  200,000 shares issued and outstanding                                 200           200
 Common Stock, $100 par value, 5,000 shares authorized, 2,500
  shares issued and outstanding                                         250           250
 Additional paid-in capital                                           1,300         1,300
 Retained earnings (deficit)                                           (960)         (655)
                                                                    -------       -------
  Total stockholders' equity                                            790         1,095
                                                                    -------       -------
  Total liabilities and stockholders' equity                        $27,310       $29,278
                                                                    =======       =======

                  See Notes to Combined Financial Statements.

                           GENE REED AUTOMOTIVE GROUP
                          COMBINED STATEMENT OF INCOME
                             (Dollars in thousands)

                                              -----------------------------------
                                                   YEAR           (UNAUDITED)
                                                   ENDED      THREE MONTHS ENDED
                                               DECEMBER 31,        MARCH 31,
                                                   1996         1997       1996
                                               ------------   --------   --------
Vehicle sales                                    $112,503      $24,994    $27,226
Finance and insurance                               8,786        1,672      2,050
Service and parts                                  16,751        4,204      3,972
                                                 --------      -------    -------
  Total revenues                                  138,040       30,870     33,248
Cost of sales, including floor plan interest      115,570       25,760     27,577
                                                 --------      -------    -------
  Gross profit                                     22,470        5,110      5,671
Selling, general and administrative expenses       17,284        4,092      4,383
                                                 --------      -------    -------
  Operating Income                                  5,186        1,018      1,288
Interest expense, related party                       455          125        138
                                                 --------      -------    -------
  Net income                                     $  4,731      $   893    $ 1,150
                                                 ========      =======    =======

                  See Notes to Combined Financial Statements.

                           GENE REED AUTOMOTIVE GROUP
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (Dollars in thousands)

                                             -----------------------------------------------------
                                                                                 RETAINED
                                               COMMON STOCK       ADDITIONAL     EARNINGS
                                             SHARES    AMOUNT  PAID-IN-CAPITAL  (DEFICIT)    TOTAL
                                             ------    ------  ---------------  ---------    -----
Balances, December 31, 1995                 202,500     $450        $1,300       $   775    $ 2,525
Distributions to stockholders                    --       --            --        (6,466)    (6,466)
Net income for 1996                              --       --            --         4,731      4,731
                                            -------     ----        ------       -------    -------
Balances, December 31, 1996                 202,500      450         1,300          (960)       790
Distributions to stockholders (unaudited)        --       --            --          (588)      (588)
Net income for the three months ended
 March 31, 1997 (unaudited)                      --       --            --           893        893
                                            -------     ----        ------       -------    -------
Balances, March 31, 1997 (unaudited)        202,500     $450        $1,300       $  (655)   $ 1,095
                                            =======     ====        ======       =======    =======

                  See Notes to Combined Financial Statements.

                           GENE REED AUTOMOTIVE GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                          ---------------------------------
                                                                            (UNAUDITED)
                                                                           FOR THE THREE
                                                           YEAR ENDED       MONTHS ENDED
                                                          DECEMBER 31,       MARCH 31,
                                                              1996        1997       1996
                                                          ------------  --------   --------
OPERATING ACTIVITIES:
 Net income                                                  $ 4,731      $  893    $ 1,150
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation and amortization                                  481         196        119
  Changes in operating assets and liabilities:
   Accounts receivable                                         1,197        (213)       291
   Inventories                                                 3,206         203      1,960
   Prepaid and other assets                                      109          (8)         1
   Floor plan notes payable                                   (5,317)        766     (3,213)
   Accounts payable and accrued liabilities                      579        (146)      (309)
                                                             -------      ------    -------
    Net cash provided by operating activities                  4,986       1,691         (1)
                                                             -------      ------    -------
INVESTING ACTIVITIES:
 Purchases of property and equipment                            (128)        (23)       (25)
 Proceeds from sale of assets                                    155          --         --
                                                             -------      ------    -------
    Net cash provided by investing activities                     27         (23)       (25)
                                                             -------      ------    -------
FINANCING ACTIVITIES:
 Cash overdraft, net                                            (733)         --       (733)
 Payment of long-term debt                                    (3,340)       (256)       (21)
 Proceeds from issuance of long-term debt                      4,539       1,100      1,661
 Distributions to stockholders                                (6,466)       (588)      (292)
                                                             -------      ------    -------
    Net cash used in financing activities                     (6,000)        256        615
                                                             -------      ------    -------
Net increase (decrease) in cash                                 (987)      1,924        589
Cash, beginning of period                                      8,153       7,166      8,153
                                                             -------      ------    -------
Cash, end of period                                          $ 7,166      $9,090    $ 8,742
                                                             =======      ======    =======
Supplemental cash flow disclosure:
  Interest paid                                              $ 1,483      $  293    $   470
                                                             =======      ======    =======

                  See Notes to Combined Financial Statements.

                           GENE REED AUTOMOTIVE GROUP
         (Information related to the three months ended March 31, 1997 and 1996 unaudited)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

1. ORGANIZATION:

The Gene Reed Automotive Group (the "Combined Group" or the "Company"), operating in the States of South Carolina and North Carolina, is engaged in the sale of new and used vehicles, as well as finance, insurance and service contract thereon.

The Company operates dealerships which hold franchise agreements with an automotive manufacturer. In accordance with the individual franchise agreements, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships, or the loss of a franchise agreement, could have a negative impact on the operating results of the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Combination Policy -- Common Control

The accompanying combined financial statements include the following entities which are all under common control:

    Gene Reed Chevrolet, Inc.
    Reed Lallier Chevrolet, Inc.
    Michael Chevrolet -Oldsmobile, Inc.

All significant intercompany transactions and balances have been eliminated. Amounts related to vehicle sales by entities included in the Combined Group, which were paid to a company controlled by a stockholder, have been included as a $1,200 increase to gross profit in these financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Statements (Unaudited)

The interim information presented as of March 31, 1997 and for the three month periods ended March 31, 1997 and 1996 is unaudited, but includes all adjustments (consisting only of normal recurring accruals) which the Company believes to be necessary for the fair presentation of results for the periods presented.

Revenue Recognition

Revenue is recognized by the Company when vehicles and parts are delivered to consumers, or when service is performed. Finance and insurance revenues are recognized upon the sale of the finance or insurance contracts.

                           GENE REED AUTOMOTIVE GROUP
         (Information related to the three months ended March 31, 1997 and 1996 unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (Dollars in thousands)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (Continued)

Inventories

Inventories are stated at the lower of cost or market, with cost determined by the following methods:

INVENTORY COMPONENT               VALUATION METHOD
-------------------               ----------------
New vehicles                      Last in, first out ("LIFO")
Used vehicles                     Last in, first out ("LIFO")
Parts, accessories and other      Last in, first out ("LIFO")

New vehicle and parts inventories are purchased primarily from the related vehicle manufacturer.

Deferred Revenue

Deferred revenue resulting from the unearned income on extended service contracts is based on management's estimates and historical experience. The Company does not maintain the risk for future repair costs covered by these service contracts and amounts for future contract cancellations. Deferred revenue results from the earned income remaining on the actual costs incurred by the warranty administrator on specific contracts.

Property and Equipment

   Property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line and accelerated methods. Useful lives for purposes of computing depreciation and amortization are:

Leasehold improvements         - Economic life or life of the lease,
                                  whichever is shorter
Machinery and equipment,
 furniture and fixtures and
 company vehicles              - 5 to 7 years

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All other expenditures are charged to expense as incurred. When equipment is sold or otherwise disposed, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is included in the statement of income.

Reserve for Chargeback of Finance and Insurance Income

Provisions for chargebacks of finance and insurance income resulting from customer prepayments and repossessions are recorded based on management's estimates and historical experience.

Long-Lived Assets

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" ("SFAS 121") requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. SFAS 121 was adopted 1996 and did not have an effect on the Company's results of operations, cash flows or financial position.

                           GENE REED AUTOMOTIVE GROUP
         (Information related to the three months ended March 31, 1997 and 1996 unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (Dollars in thousands)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (Continued)

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable, and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate prevailing market rates.

Capital Stock

Each affiliate of the Company is an individual entity that issues stock for that entity only, and at different and unrelated prices. The Company as a single entity does not issue stock. For purposes of these financial statements, the capital stock activity of the individual affiliates have been summed to present combined totals.

Income Taxes

All of the entities in the Combined Group have elected S Corporation status under the provisions of the Internal Revenue Code. Accordingly, they are generally not subject to federal and state income taxes. For income tax reporting purposes, all profits and losses, and certain other items, pass through to the stockholder's of the Company, who report these items on their individual income tax returns.

3. INVENTORIES:

Inventories consisted of the following items:

                               --------------------------
                                              (UNAUDITED)
                               DECEMBER 31,    MARCH 31,
                                   1996          1997
                               ------------   -----------
New vehicles                      $13,714       $14,062
Used vehicles                       4,277         3,756
Parts, accessories and other        1,422         1,386
                                  -------       -------
                                   19,413        19,204
Cumulative LIFO reserve             4,947         4,941
                                  -------       -------
                                  $14,466       $14,263
                                  =======       =======

                          GENE REED AUTOMOTIVE GROUP
         (Information related to the three months ended March 31, 1997 and 1996 unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (Dollars in thousands)

4. PROPERTY AND EQUIPMENT, NET:

Property and equipment, net consisted of the following items:

                                                  ------------
                                                  DECEMBER 31,
                                                      1996
                                                  ------------
Buildings and leasehold improvements                  $  349
Machinery and shop equipment                             889
Furniture, fixtures, vehicles and other                1,447
                                                      ------
  Total                                                2,685
Less: Accumulated depreciation and amortization        1,545
                                                      ------
  Total property and equipment, net                   $1,140
                                                      ======


Depreciation and amortization expense related to property and equipment for the year ended December 31, 1996 was $344.

5. FLOOR PLAN NOTES PAYABLE:

The Company's automobile dealerships have "floor plan" agreements with General Motors Acceptance Corporation to finance the purchase of their automobile inventory. Interest rates on the floor plan agreements are variable and increase or decrease based on movements in prime or LIBOR rate.

The floor plan agreements grant a collateral interest in substantially all of the dealership assets and generally require the repayment of debt after a vehicle's sale.

The weighted average interest rate on floor plan borrowings was 8.00% for the year ended December 31, 1996 and 8.00% at December 31, 1996.

                           GENE REED AUTOMOTIVE GROUP
         (Information related to the three months ended March 31, 1997 and 1996 unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (Dollars in thousands)

6. SHORT-TERM DEBT:

Short-term debt consisted of the following at:

                                                                       ------------
                                                                       DECEMBER 31,
                                                                           1996
                                                                       ------------
General Motors Acceptance Corporation, bearing interest at prime
 plus 1.00%. The borrowing rate was 9.25% at December 31, 1996.           $  400
Demand Notes to Gene Reed, Jr., majority shareholder, bearing interest at a rate equal to that charged on the floor plan notes payable with General Motors Acceptance Corporation. The borrowing
 rate was 8.00% at December 31, 1996.                                      5,190
Demand Notes to Chevy Toy, Ltd., an affiliate, bearing interest at a rate equal to that charged on the floor plan notes payable with
 General Motors Credit Corporation. The borrowing rate was 8.00% at
 December 31, 1996.                                                        2,375
Demand Notes to Michael Lallier, minority shareholder, bearing interest at a rate equal to that charged on the floor plan notes payable with General Motors Acceptance Corporation. The borrowing
 rate was 8.00% at December 31, 1996.                                        161
Demand Notes to Margaret Lallier, bearing interest at a rate equal to that charged on the floor plan notes payable with General Motors
 Acceptance Corporation. The borrowing rate was 8.00% at December
 31, 1996.                                                                    53
                                                                          ------
  Total short-term debt                                                   $8,179
                                                                          ======


The terms of certain financing agreements contain, among other provisions, requirements for maintaining certain cash flows, current ratios and tangible net worth ratios, as well as restrictions on incurring additional indebtedness.

7. COMMITMENTS:

The Company has entered into capital leases for certain computer and other equipment. Assets under capital lease, at cost, amounted to $516 at December 31, 1996 and are being amortized over the lives of the individual leases. Accumulated amortization amounted to $273 at December 31, 1996.

                           GENE REED AUTOMOTIVE GROUP
         (Information related to the three months ended March 31, 1997 and 1996 unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)

6. SHORT-TERM DEBT:  (Continued)

At December 31, 1996, minimum future lease payments due under the capital leases are as follows:

1997                                                                     $128
1998                                                                      128
1999                                                                      128
2000                                                                       72
                                                                         ----
Total minimum lease payments                                              456
  Less amount representing interest                                        72
                                                                         ----
Net minimum lease payments                                                384
  Less: current portion                                                   101
                                                                         ----
Long-term portion                                                        $283
                                                                         ====


The Company has entered into operating leases for certain showroom and service facilities which have minimum lease terms in excess of one year. Rent expense under these agreements (paid to related party) were $1,224 for 1996. Future annual minimum rental payments for the operating leases are as follows for years ending December 31:

1997                                                                 $ 1,224
1998                                                                   1,224
1999                                                                   1,194
2000                                                                   1,104
2001                                                                   1,104
2002 and thereafter                                                    4,379
                                                                     -------
 Total                                                               $10,229
                                                                     =======

8. SAVINGS PLAN:

The Company has a 401(k) retirement plan for all employees. Employees are eligible to participate upon attaining the age of twenty-one and the completion of one year of service. Employees may contribute up to fifteen percent of their salary subject to the federal maximum allowed ($9,500 in 1996). Each year the Company determines if any matching funds will be contributed. For 1996 and 1995, the Company agreed to match 25% of the first 3% of each employee's contribution. At each year end, the Company also determines if any additional profit sharing contributions will be made. Employees vest in Company contributions ratably at a rate of 20% per year, beginning with the fourth year after the Company's contribution.

9. GUARANTEE OF INDEBTEDNESS:

The Company has guaranteed a loan (the "Loan") from General Motors Acceptance Corporation extended to the majority stockholder. The Loan is also guaranteed by certain entities owned by the majority stockholder which are not included in the Combined Group. The balance of the note at December 31, 1996 was $7,762.

                           GENE REED AUTOMOTIVE GROUP
         (Information related to the three months ended March 31, 1997 and 1996 unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)

10. RELATED PARTY TRANSACTIONS:

The Company has engaged in transactions with affiliates which are controlled by the majority stockholder. These affiliates are also engaged in the selling, financing, leasing, insuring, and servicing of automobiles for the retail and wholesale markets.

The Company has a management agreement with an affiliate pursuant to which it pays monthly management fees for expenses incurred in connection with the operations of the Company. The total fees for 1996 were $753.

11. SUBSEQUENT EVENT:

In May 1997, the stockholders of the Company sold 100% of the stock of the Company to United Auto Group, Inc.